Exhibit 99.1

SigmaTron International, Inc. 2201 Landmeier Road Elk Grove Village, Illinois 60007 TEL (800) 700-9095

For Further Information Contact:

SigmaTron International, Inc.

James J. Reiman

1-800-700-9095

SIGMATRON INTERNATIONAL, INC. REGAINS COMPLIANCE WITH NASDAQ LISTING RULE 5250(c)(1)

ELK GROVE VILLAGE, Illinois September 11, 2024 — SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company (the “Company”), announced today that on September 10, 2024, it received notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1) by filing with the Securities and Exchange Commission (“SEC”) its Form 10-K for the annual period ended April 30, 2024, on September 3, 2024 (as amended on September 6, 2024, the “Form 10-K”).

As previously disclosed, on August 16, 2024, the Company received notice from Nasdaq indicating that, as a result of the Company’s delay in filing its Form 10-K, the Company was no longer in compliance with the timely filing requirements under Nasdaq Listing Rule 5250(c)(1). As a result of filing the Form 10-K, the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1).

About SigmaTron International, Inc.

Headquartered in Elk Grove Village, Illinois, SigmaTron International, Inc. operates in one reportable segment as an independent provider of electronic manufacturing services (“EMS”). The EMS segment includes printed circuit board assemblies, electro-mechanical subassemblies and completely assembled (box-build) electronic products. The Company and its wholly-owned subsidiaries operate manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China; and Biên Hòa City, Vietnam. In addition, the Company maintains an International Procurement Office and Compliance and Sustainability Center in Taipei, Taiwan. The Company also provides design services in Elk Grove Village, Illinois, U.S.